Exhibit 99.1

Pacific Capital Bancorp and Pacific Capital Bank, N.A.

Increase Purchase Price and Extend Deadlines for Tender Offers

$50 Million of Subordinated Debt Securities Have Been Tendered To Date

SANTA BARBARA, California – June 15, 2010 – Pacific Capital Bancorp (Nasdaq: PCBC) (the “Company”) and its wholly-owned subsidiary, Pacific Capital Bank, N.A. (the “Bank”), announced today that the Company has increased the purchase price and extended the Company Expiration Date and Company Early Tender Deadline with respect to its previously announced cash tender offers for any and all of its outstanding trust preferred securities (the “Trust Preferred Securities”), and that the Bank has increased the purchase price and extended the Bank Expiration Date and Bank Early Tender Deadline with respect to its previously announced cash tender offers for any and all of its outstanding subordinated debt securities (the “Subordinated Debt Securities”), in each case in the manner described below.

Trust Preferred Securities

The tender offer for each series of Trust Preferred Securities will now expire at 5:00 p.m., New York City time, on June 30, 2010, unless extended or earlier terminated by the Company (the “Company Expiration Date”). In order to be eligible to receive the Company Total Offer Consideration, which has been increased from $200.00 per $1,000 liquidation amount of Trust Preferred Securities to $400.00 per $1,000 liquidation amount of Trust Preferred Securities, holders must now validly tender, and not validly withdraw, their Trust Preferred Securities prior to 5:00 p.m., New York City time, on June 30, 2010, unless extended or earlier terminated by the Company with respect to that series (the “Company Early Tender Deadline”). The Company Expiration Date and the Company Early Tender Deadline initially have been extended to the same time and date; therefore, holders tendering their Trust Preferred Securities prior to 5:00 p.m., New York City time, on June 30, 2010 will receive the Company Total Offer Consideration, subject to the right of the Company to earlier terminate or extend either or both of the Company Expiration Date and the Company Early Tender Deadline to the same or different times or dates. The Company Base Offer Consideration has been increased from $180.00 per $1,000 liquidation amount of Trust Preferred Securities to $360.00 per $1,000 liquidation amount of Trust Preferred Securities. The Company Early Tender Premium has been increased from $20.00 per $1,000 liquidation amount of Trust Preferred Securities to $40.00 per $1,000 liquidation amount of Trust Preferred Securities. Trust Preferred Securities purchased in the tender offers will be paid for on the applicable settlement date for each tender offer, which, assuming the tender offers are not extended or earlier terminated, will be promptly after the applicable Company Expiration Date. The withdrawal deadline of 5:00 p.m., New York City time, on June 11, 2010, has not been extended by the Company for any of the tender offers. Holders will have no right to withdraw any Trust Preferred Securities that are tendered, unless the Company is required by law to provide withdrawal rights, even though the applicable settlement date may not occur for a significant period of time after the date hereof.

CUSIP Nos.	Title of Security	Aggregate Liquidation Amount Outstanding	Company Base Offer Consideration (1)(2)	Company Early Tender Premium (1)	Company Total Offer Consideration (1)(3)
69416EAA0	Pacific Crest Capital Trust I Floating Rate Preferred Securities	$13,330,000	$360.00	$40.00	$400.00
69416MAA2	Pacific Crest Capital Trust II Floating Rate Preferred Securities	$6,000,000	$360.00	$40.00	$400.00
69499AAW0	Pacific Crest Capital Trust III Capital Securities	$10,000,000	$360.00	$40.00	$400.00
694050AA3	Pacific Capital Statutory Trust I Floating Rate Capital Securities	$38,000,000	$360.00	$40.00	$400.00

(1)	Per $1,000 liquidation amount of Trust Preferred Securities.
(2)	Calculated as the applicable Company Total Offer Consideration minus the applicable Company Early Tender Premium.
(3)	Includes the applicable Company Early Tender Premium per $1,000 liquidation amount of Trust Preferred Securities for each series of Trust Preferred Securities.

The complete terms and conditions of the tender offer for each series of Trust Preferred Securities are described in the Offer to Purchase dated May 17, 2010, as amended or supplemented from time to time, and the related Letter of Transmittal. Except for the increase in the purchase price and the extension of the Company Expiration Date and Company Early Tender Deadline, all other terms and conditions of the tender offer for each series of Trust Preferred Securities remain unchanged.

Subordinated Debt Securities

The tender offer for each series of Subordinated Debt Securities will now expire at 5:00 p.m., New York City time, on June 30, 2010, unless extended or earlier terminated by the Bank (the “Bank Expiration Date”). In order to be eligible to receive the Bank Total Offer Consideration, which has been increased from $300.00 per $1,000 principal amount of Subordinated Debt Securities to $650.00 per $1,000 principal amount of Subordinated Debt Securities, holders must validly tender, and not validly withdraw, their Subordinated Debt Securities prior to 5:00 p.m., New York City time, on June 30, 2010, unless extended or earlier terminated by the Bank with respect to that series (the “Bank Early Tender Deadline”). The Bank Expiration Date and the Bank Early Tender Deadline initially have been extended to the same time and date; therefore, holders tendering their Subordinated Debt Securities prior to 5:00 p.m., New York City time, on June 30, 2010 will receive the Bank Total Offer Consideration, subject to the right of the Bank to earlier terminate or extend either or both of the Bank Expiration Date and the Bank Early Tender Deadline to the same or different times or dates. The Bank Base Offer Consideration has been increased from $270.00 per $1,000 principal amount of Subordinated Debt Securities to $585.00 per $1,000 principal amount of Subordinated Debt Securities. The Bank Early Tender Premium has been increased from $30.00 per $1,000 principal amount of Subordinated Debt Securities to $65.00 per $1,000 principal amount of Subordinated Debt Securities. Subordinated Debt Securities purchased in the tender offers will be paid for on the applicable settlement date for each tender offer, which, assuming the tender offers are not extended or earlier terminated, will be promptly after the applicable Bank Expiration Date. The withdrawal deadline of 5:00 p.m., New York City time, on June 11, 2010, has not been extended by the Bank for any of the tender offers. Holders will have no right to withdraw any Subordinated Debt Securities that are tendered, unless the Bank is required by law to provide withdrawal rights, even though the applicable settlement date may not occur for a significant period of time after the date hereof.

Title of Security	Aggregate Principal Amount Outstanding	Bank Base Offer Consideration (1)(2)	Bank Early Tender Premium (1)	Bank Total Offer Consideration (1)(3)
9.22% Subordinated Bank Notes due 2011	$36,000,000	$585.00	$65.00	$650.00
Floating Rate Junior Subordinated Debenture due 2013	$35,000,000	$585.00	$65.00	$650.00
Subordinated Debenture due 2014	$50,000,000	$585.00	$65.00	$650.00

(1)	Per $1,000 principal amount of Subordinated Debt Securities.
(2)	Calculated as the applicable Bank Total Offer Consideration minus the applicable Bank Early Tender Premium.
(3)	Includes the applicable Bank Early Tender Premium per $1,000 principal amount of Subordinated Debt Securities for each series of Subordinated Debt Securities.

The complete terms and conditions of the tender offer for each series of Subordinated Debt Securities are described in the Offer to Purchase dated May 17, 2010, as amended or supplemented from time to time, and the related Letter of Transmittal. Except for the increase in the purchase price and the extension of the Bank Expiration Date and Bank Early Tender Deadline, all other terms and conditions of the tender offer for each series of Subordinated Debt Securities remain unchanged.

Other Information

These tender offers are being made in conjunction with an Investment Agreement dated as of April 29, 2010 (the “Investment Agreement”), among the Company, the Bank and SB Acquisition Company LLC, a wholly-owned subsidiary of Ford Financial Fund, L.P. (“Ford”). Pursuant to the Investment Agreement, Ford has agreed to invest $500 million in the Company on the terms and subject to the conditions set forth therein, including a requirement that (i) the Company and the Bank purchase for cash not less than 70% of the combined aggregate liquidation or principal amount of the Trust Preferred Securities and Subordinated Debt Securities, and (ii) the Company exchange for common stock all of the Company’s Series B Fixed Rate Cumulative Perpetual Preferred Stock held by the United States Department of the Treasury, having an aggregate liquidation preference of $180.6 million, together with all accrued but unpaid dividends on such preferred stock and the related warrants to purchase common stock. The Company, the Bank and Ford have agreed to modify the tender offer for each series of Trust Preferred Securities and Subordinated Debt Securities in the manner described in this press release.

As of 5:00 p.m., New York City time, on June 15, 2010, the Company had received a tender from the holder of the Subordinated Debenture due 2014 in the principal amount of $50,000,000, but had not received valid tenders from holders of any other Trust Preferred Securities or Subordinated Debt Securities.

TBC Securities, LLC is acting as Dealer Manager in connection with the tender offers. For additional information regarding the terms of the tender offers, please contact TBC Securities, LLC at (703) 894-6000.

* * * * * * * *

This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to purchase with respect to any securities. The tender offers are being made solely pursuant to the applicable Offer to Purchase and the related Letter of Transmittal, which set forth the complete terms and conditions of the tender offers.

Forward-Looking Statements

This press release contains certain forward-looking statements relating to, among other things, the tender offers and the transactions contemplated by the Investment Agreement. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company’s control. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. For more information about factors that could cause actual results to differ from the Company’s expectations, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, including the discussion under “Risk Factors,” as filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov.

About Pacific Capital Bancorp and Pacific Capital Bank, N.A.

Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 48 branches under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank and First Bank of San Luis Obispo.

CONTACT INFORMATION:

Pacific Capital Bancorp

Debbie Whiteley, Executive Vice President, Investor Relations

805-884-6680

Debbie.Whiteley@pcbancorp.com

or

Financial Profiles

Tony Rossi, 310-478-2700 x13

trossi@finprofiles.com